UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________

Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	94-3354663
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126
(408) 882-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Employee Stock Purchase Plan
(Full title of the plans)
Brent D. Lang
Chairman and Chief Executive Officer
Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126
(408) 882-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

Amanda Rose, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0003 par value
-- To be issued under the 2012 Employee Stock Purchase Plan	326,926 (2)	$ 38.93 (3)	$12,727,229	$1,389
Total	326,926		$12,727,229	$1,389
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)    Represents an automatic increase to the number of shares available for issuance under the ESPP effective January 1, 2021.
(3)    Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 19, 2021, multiplied by 85%. The purchase price of a share for purchasers under the Registrant’s 2012 ESPP is 85% of the fair market value of the Registrant’s common stock.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Vocera Communications, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register 326,926 additional shares of the Registrant's common stock under the Registrant’s 2012 Employee Stock Purchase Plan, pursuant to the provision of that plan providing for an automatic increase in the number of shares reserved for issuance under such plan.
The contents of the Registrant’s registration statement on Form S-8 filed with the SEC on March 28, 2012 (File No. 333-180417), February 22, 2013 (File No. 333-186818), March 17, 2014 (File No. 333-194632), March 12, 2015 (File No. 333-202705), March 14, 2016 (File No. 333-210173), March 15, 2017 (File No. 333-216717), March 5, 2018 (File No. 333-223454), February 27, 2019 (File No. 333-229909) and February 26, 2020 (File No. 333-236663) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)The Registrant’s Annual Report on Form 10-K (File No. 001-35469) for the year ended December 31, 2020 filed with the Commission on February 25, 2021.
(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
(c)The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35469) filed with the Commission on March 22, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-183546	3.01	8/24/2012

4.2	Restated Bylaws of the Registrant	8-K	001-35469	3.1	4/23/2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2012 Employee Stock Purchase Plan	S-1	333-175932	10.05	3/13/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 25, 2021.

    VOCERA COMMUNICATIONS, INC.

    By: /s/ Brent D. Lang
    Brent D. Lang
    Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent D. Lang, Justin R. Spencer and Douglas A. Carlen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent D. Lang Brent D. Lang	Chairman and Chief Executive Officer (Principal Executive Officer)	February 25, 2021

/s/ Justin R. Spencer Justin R. Spencer	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 25, 2021

/s/ Michael Burkland Michael Burkland	Director	February 25, 2021

/s/ Julie Iskow Julie Iskow	Director	February 25, 2021

/s/ Howard E. Janzen Howard E. Janzen	Director	February 25, 2021

/s/ Alexa King Alexa King	Director	February 25, 2021

/s/ John N. McMullen John N. McMullen	Director	February 25, 2021

/s/ Sharon L. O’Keefe Sharon L. O’Keefe	Director	February 25, 2021

/s/ Ronald A. Paulus Ronald A. Paulus	Director	February 25, 2021

/s/ Bharat Sundaram Bharat Sundaram	Director	February 25, 2021